Exhibit 10.5

December 6, 2012

To:	Encore Capital Group, Inc.
3111 Camino Del Rio North, Suite 1300
San Diego, California 92108
	Attn:	Paul Grinberg, Chief Financial Officer
	Telephone:	858-309-6904
	Facsimile:	858-309-6977

From:	RBC Capital Markets, LLC
as agent for Royal Bank of Canada
3 World Financial Center – 8th Floor
200 Vesey Street
New York, NY 10281-8089
	Telephone:	212-858-7000
	Facsimile:	212-428-3053

Re:	Additional Issuer Warrant Transaction
(Transaction Reference Number: )

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Royal Bank of Canada (“Dealer”), through its agent RBC Capital Markets, LLC (the “Agent”) and Encore Capital Group, Inc. (“Issuer”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern. For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.

This Confirmation evidences a complete and binding agreement between Dealer and Issuer as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if Dealer and Issuer had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	December 6, 2012

Effective Date:	December 11, 2012, or such other date as agreed between the parties, subject to Section 8(o) below.

Components:	The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The common stock of Issuer, par value USD 0.01 per share (Ticker Symbol: “ECPG”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	As provided in Annex A to this Confirmation. Notwithstanding anything to the contrary in the Agreement, this Confirmation or the Definitions, in no event shall the Strike Price be subject to adjustment to the extent that, after giving effect to such adjustment, the Strike Price would be less than USD 27.17, except for any adjustment pursuant to the terms of this Confirmation and the Equity Definitions in connection with stock splits or similar changes to Issuer’s capitalization.

Premium:	As provided in Annex A to this Confirmation.

Premium Payment Date:	The Effective Date

Exchange:	The NASDAQ Global Select Market

Related Exchange:	All Exchanges

Procedures for Exercise:

In respect of any Component:

Expiration Time:	Valuation Time

Expiration Date:	As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the Relevant Price for such Expiration Date shall be the prevailing market value per Share determined by the Calculation Agent in a commercially reasonable manner. “Final Disruption Date” means October 10, 2018. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case (i) the Calculation Agent shall make adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component, and (ii) the Settlement Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day. Any Scheduled Trading Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the date hereof, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by (i) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof, (ii) deleting the word “or” before clause (iii) thereof and (iii) inserting after clause (iii) thereof “or (iv) a Regulatory Disruption”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, in good faith and in its reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for Dealer to refrain from or decrease any market activity in connection with the Transaction and that the Calculation Agent determines is material. Dealer shall notify Issuer as soon as reasonably practicable that a Regulatory Disruption has occurred and the Expiration Dates affected by it.

Automatic Exercise:	Applicable; and means that the Number of Warrants for each Component will be deemed to be automatically exercised at the Expiration Time on the Expiration Date for such Component unless Dealer notifies Seller (by telephone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply.

Issuer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	To be provided by Issuer.

Valuation Time:	Scheduled Closing Time; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its reasonable discretion.

Settlement Terms:

In respect of any Component:

Settlement Method Election:	Applicable; provided that, (i) any such election by the Electing Party shall apply only with respect to the Component or Components specified by the Electing Party thereunder and (ii) for any particular Component hereunder, the same Settlement Method shall apply to each Warrant under such Component; and provided further that references to “Physical Settlement” in section 7.1 of the Equity Definitions shall be replaced with “Net Share Settlement”; and provided further that Issuer may elect Cash Settlement only if at the time of such election (i) it provides to Dealer a written acknowledgment of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, in respect of such election and (ii) in such written acknowledgement Issuer remakes to Dealer the representations set forth in Section 7(a)(i)(A) of this Confirmation as of the date of such written acknowledgement.

Electing Party:	Issuer

Settlement Method Election Date:	For any Component, the eighth Scheduled Trading Day prior to the scheduled Expiration Date for such Component.

Default Settlement Method:	Net Share Settlement

Settlement Currency:	USD

Net Share Settlement:	If Net Share Settlement is applicable to the Component, on the Settlement Date, Issuer shall deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by Dealer and cash in lieu of any fractional Share (resulting from the rounding set forth under “Number of Shares to be Delivered” below) valued at the Settlement Price on the Valuation Date corresponding to such Settlement Date. The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than 5:00 P.M. (local time in New York City) on the relevant Settlement Date.

Number of Shares to be Delivered:	In respect of any Exercise Date, notwithstanding the last sentence of Section 9.5 of the Equity Definitions (which shall not apply with respect to the Transaction), a number of Shares (rounded down to the nearest whole Share), if any, equal to the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) the Strike Price Differential for the relevant Valuation Date divided by (B) the Settlement Price for the relevant Valuation Date.

Cash Settlement:	If Cash Settlement is applicable to the Component, on the Cash Settlement Payment Date, Issuer shall pay to Dealer an amount of cash in USD equal to the Option Cash Settlement Amount, if any, for such Cash Settlement Payment Date.

Option Cash Settlement Amount:	For any Cash Settlement Payment Date, an amount in cash equal to the product of (i) the Number of Warrants exercised or deemed exercised on the relevant Exercise Date, (ii) the Warrant Entitlement and (iii) the Strike Price Differential for the relevant Valuation Date.

Cash Settlement Payment Date:	The third Currency Business Day after the relevant Valuation Date.

Settlement Price:	For any Valuation Date, the volume-weighted average price per Share for the period from the scheduled opening time of the Exchange to the Scheduled Closing Time on such Valuation Date, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ECPG <equity> AQR” (or any successor thereto), or if such price is not so reported on such Valuation Date for any reason, as reasonably determined by the Calculation Agent.

Other Applicable Provisions:	The provisions of Sections 9.1(c), 9.8, 9.9, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:	Any Dividend (i) that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Issuer satisfies all of its delivery obligations hereunder and (ii) the amount or value of which differs from the Ordinary Dividend Amount for such Dividend, as determined by the Calculation Agent.

Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions).

Ordinary Dividend Amount:	USD 0.00.

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination); provided that Dealer may elect, in its commercially reasonable judgment, Component Adjustment (Calculation Agent Determination).

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Announcement Event:	If an Announcement Date occurs in respect of a Merger Event or Tender Offer (such occurrence, an “Announcement Event”), then on the earliest to occur of (i) the date on which the transaction described in any Announcement Event (as amended or modified) is cancelled, withdrawn, discontinued or otherwise terminated and (ii) the Expiration Date, Early Termination Date or other date of cancellation or termination in respect of each Component (the “Announcement Event Adjustment Date”), the Calculation Agent will determine the cumulative economic effect on such Component of the Announcement Event (without duplication in respect of any other adjustment or cancellation valuation made pursuant to this Confirmation, the Equity Definitions or the Agreement, regardless of whether the Announcement Event actually results in a Merger Event or Tender Offer, and taking into account such factors as the Calculation Agent may determine, including, without limitation, changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or the Transaction during the period from the Announcement Event to the Announcement Event Adjustment Date); provided that, for the avoidance of doubt (x) in no event shall the modification or amendment of the terms of a transaction described in an Announcement Event constitute a new, additional or different Announcement Event hereunder (but any such modification or amendment may be taken into account in determining the cumulative economic effect on such Component of the Announcement Event) and (y) the occurrence of an Announcement Event Adjustment Date in respect of the cancellation, withdrawal, discontinuation or other termination of the transaction described in an Announcement Event (as amended or modified) shall not preclude the occurrence of a later Announcement Date with respect to such transaction. If the Calculation Agent determines that such cumulative economic effect on any Component is material, then on the Announcement Event Adjustment Date for such Component, the Calculation Agent may make such adjustment to the exercise, settlement, payment or any other terms of such Component as the Calculation Agent determines appropriate to account for such economic effect, which adjustment shall be effective immediately prior to the exercise, termination or cancellation of such Component, as the case may be.

Announcement Date:	The definition of “Announcement Date” in Section 12.1 of the Equity Definitions is hereby amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” with the words “, if completed, would lead to a” in the third and the fifth lines thereof, (iii) replacing the words “voting shares” with the word “Shares” in the fifth line thereof, and (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof.

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, (a) the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors),” and (b) the phrase “and (iii) issued by a corporation organized under the laws of the United States, any State thereof or the District of Columbia that either (x) also becomes Seller under the relevant Transaction following such Merger Event or Tender Offer or (y) wholly owns the Seller under the relevant Transaction following such Merger Event or Tender Offer (which Seller is a corporation organized under the laws of the United States, any State thereof or the District of Columbia) and fully and unconditionally guarantees the obligations of Seller under the Transaction with the result that for purposes of Rule 144 under the Securities Act Dealer is able to tack its holding period in the Warrants to its holding period in the Shares issuable thereunder” shall be inserted immediately prior to the period.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” with the phrase “Hedge Positions” in clause (X) thereof, (iii) inserting the parenthetical “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” at the end of clause (A) thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the following proviso to the end of clause (Y) thereof: “provided that such party has used good faith efforts to avoid such increased cost on terms reasonably acceptable to such party, as long as (i) such party would not incur a materially increased cost (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position, or any increase in margin or capital requirements), as reasonably determined by such party, in doing so, (ii) such party would not violate any applicable law, rule, regulation or policy of such party, as reasonably determined by such party, in doing so, (iii) such party would not suffer a material penalty, injunction, non-financial burden, reputational harm or other material adverse consequence in doing so, (iv) such party would not incur any material operational or administrative burden in doing so and (v)

such party would not, in doing so, be required to take any action that is contrary to the intent of the law or regulation that is subject to the Change in Law”.

(b) Failure to Deliver:	Not Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable; provided that:

(i)     Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two phrases at the end of such Section:

         “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii)    Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

(e) Increased Cost of Hedging:	Not Applicable

(f) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	As provided in Annex A to this Confirmation.

(g) Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	As provided in Annex A to this Confirmation.

Hedging Party:	Dealer for all applicable Potential Adjustment Events and Extraordinary Events

Determining Party:	Dealer for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent: Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Issuer, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Issuer by email to the email address provided by Issuer in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models used by it for such determination or calculation.

4. Account Details:

Dealer Payment Instructions:	Royal Bank of Canada JP Morgan Chase NY (CHASUS33) ABA#: 021-000-021 Royal Bank of Canada (ROYCUS3X)

A/C #: 920-1-033363 Ref: US Transit A/C 204-1499

Issuer Payment Instructions:	To be provided by Issuer.

5. Offices:

The Office of Dealer for the Transaction is: New York

RBC Capital Markets, LLC 3 World Financial Center 200 Vesey Street New York, NY 10281 Telephone: 212-858-7000

The Office of Issuer for the Transaction is: Not applicable

6. Notices:

(a) Address for notices or communications to Issuer for purposes of this Confirmation:

To:	Encore Capital Group, Inc. 3111 Camino Del Rio North, Suite 1300 San Diego, CA 92108
Attn:	Paul Grinberg, Chief Financial Officer
Telephone:	858-309-6904
Facsimile:	858-309-6977

With a copy to:

Attn:	Greg Call, General Counsel
Telephone:	858-569-3978
Facsimile:	858-309-6998

(b) Address for notices or communications to Dealer for purposes of this Confirmation:

Trade Affirmations and Settlements:

To:	RBC Capital Markets, LLC
Attn:	Structured Derivatives Documentation 3 World Financial Center 200 Vesey Street New York, NY 10281
Facsimile:	212-858-7033
Email:	geda@rbccm.com

Trade Confirmations:

To:	RBC Capital Markets, LLC
Attn:	Structured Derivatives Documentation 3 World Financial Center 200 Vesey Street New York, NY 10281
Facsimile:	212-428-3053
Email:	SEDDOC@rbccm.com

7. Representations, Warranties and Agreements:

(a) Each of the representations and warranties of Issuer set forth in Section 1 of the Purchase Agreement (the “Purchase Agreement”), dated as of November 20, 2012, between Issuer and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. as representatives of the initial purchasers party thereto (the “Initial Purchasers”), are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i) On the Trade Date (A) Issuer it not aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii) Prior to or on the Effective Date, Issuer shall deliver to Dealer a resolution of Issuer’s board of directors authorizing the Transaction.

(iv) Issuer is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v) Issuer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi) On the Trade Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii) Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).

(viii) Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Dealer or any governmental agency.

(ix) (A) On the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”), (B) Issuer shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b) and 102(b) of Regulation M, until the second Exchange Business Day immediately following the Trade Date and (C) during the period starting on the first Expiration Date and ending on the last Expiration Date (the “Settlement Period”), the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares will not be subject to a “restricted period,” as such term is defined in Regulation M.

(x) During the Settlement Period, neither Issuer nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer (or, with prior notice to Dealer by 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding such a transaction, Deutsche Bank AG or Société Générale); provided that, this clause (x) shall not apply to any of the following: (A) purchases of Shares pursuant to the exercise of stock options granted to former or current employees, officers, directors, or other affiliates of Issuer or its subsidiaries, including the withholding and/or purchase of Shares from holders of such options to satisfy payment of the option exercise price and/or to satisfy tax withholding requirements in connection with the exercise of such options; (B) purchases of Shares from holders of performance shares or units or restricted shares or units to satisfy tax withholding requirements in connection with vesting; or (C) purchases of Shares effected by or for a plan by an agent independent of Issuer that satisfy the requirements of Rule 10b-18(a)(13)(ii).

(xi) A number of Shares equal to the Capped Number (as provided in Annex A to this Confirmation) (the “Warrant Shares”) have been reserved for issuance by all required corporate action of Issuer. The Warrant Shares have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

(xii) To Issuer’s knowledge, based on due inquiry, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(b) Each of Dealer and Issuer agrees and represents that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended.

(c) Each of Dealer and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, Dealer represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d) Each of Dealer and Issuer agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e) Issuer shall deliver to Dealer an opinion of counsel, dated as of the Effective Date, to Dealer with respect to the matters set forth in Section 3(a) of the Agreement and Section 7(a)(xi) of this Confirmation; provided that such opinion of counsel may contain customary exceptions and qualifications, including, without limitation, exceptions and qualifications relating to indemnification provisions.

8. Other Provisions:

(a) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Issuer shall owe Dealer any amount (i) pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Issuer shall satisfy any such Payment Obligation by the Share Termination Alternative (as defined below), unless either (x) Issuer shall have elected to satisfy any such Payment Obligation by delivering cash in USD by (1) giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 12:00 noon, New York City time, on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable and (2) remaking the representation set forth in Section 7(a)(i)(A) of this Confirmation on the date of such notice, confirmed in writing within one Scheduled Trading Day, or (y) in the event of (1) an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (2) an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Issuer’s control, in either of which cases under the immediately preceding clauses (x) or (y), the provisions of Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as the case may be, shall apply in lieu of the provisions of this paragraph 8(a). In the case of any such settlement by the Share Termination Alternative, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:

Share Termination Alternative:	Applicable and means that Issuer shall deliver to Dealer the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer, as applicable. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:

If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the issuer of the Shares or any portion of the Share Termination Delivery Units) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b) Registration/Private Placement Procedures. (i) If, in the reasonable judgment of Dealer, based on the advice of counsel, for any reason, any Shares or any securities of Issuer or its affiliates comprising any Share Termination Delivery Units deliverable to Dealer hereunder (any such Shares or securities, “Delivered Securities”) would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act, then the provisions set forth in this Section 8(b) shall apply. At the election of Issuer, if applicable, by notice to Dealer within three Exchange Business Day after the relevant delivery obligation arises (or, if later, by the third Exchange Business Day following the date of notification by Dealer of the need for such settlement procedures), either (A) all Delivered Securities delivered by Issuer to Dealer shall be, at the time of such delivery, covered by an effective registration statement of Issuer for immediate resale by Dealer (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to Dealer) or (B) Issuer shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by Dealer (such value, the “Freely Tradeable Value”); provided that Issuer may not make the election described in this clause (B) if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the delivery by Issuer to Dealer (or any affiliate designated by Dealer) of the Delivered Securities or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Delivered Securities by Dealer (or any such affiliate of Dealer). (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)

(ii) If Issuer makes the election described in clause (b)(i)(A) above:

(A) Dealer (or an Affiliate of Dealer designated by Dealer) shall be afforded a reasonable opportunity to conduct a due diligence investigation with respect to Issuer that is customary in scope for registered secondary offerings of equity securities of a substantially similar size and that yields results that are commercially reasonably satisfactory to Dealer or such Affiliate, as the case may be, in its discretion; and

(B) Dealer (or an Affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Delivered Securities by Dealer or such Affiliate substantially similar to underwriting agreements customary for registered secondary offerings of equity securities of a substantially similar size, in form and substance commercially reasonably satisfactory to Dealer or such Affiliate and Issuer, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Dealer, and shall provide for the delivery of accountants’ “comfort letters” to Dealer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that if Dealer, in its sole reasonable discretion, is not satisfied with the procedures or documentation described in this Section 8(b)(ii), the procedures set forth in Section 8(b)(iii) shall apply as if Issuer had so elected in clause (b)(i)(B) above.

(iii) If Issuer makes the election described in clause (b)(i)(B) above:

(A) Dealer (or an Affiliate of Dealer designated by Dealer) and any potential institutional purchaser of any such Delivered Securities from Dealer or such Affiliate identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity offerings of substantially similar size (including, without limitation, the right to have made available to them for inspection financial and other records, pertinent corporate documents and other information reasonably requested by them);

(B) Dealer (or an Affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Issuer to Dealer or such Affiliate and the private resale of such shares by Dealer or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity offerings of substantially similar size, in form and substance commercially reasonably satisfactory to Dealer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Dealer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares; and

(C) Issuer agrees that any Delivered Securities so delivered to Dealer, (i) may be transferred by and among Dealer and its Affiliates, and Issuer shall effect such transfer without any further action by Dealer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Dealer (or such Affiliate of Dealer) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(D) Issuer shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Dealer (or any affiliate designated by Dealer) of the Shares or Share Termination Delivery Units, as the case may be, or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares or Share Termination Delivery Units, as the case may be, by Dealer (or any such affiliate of Dealer).

(iii) If in respect of any Delivered Securities subject to this Section 8(b) neither the public resale contemplated by clause (ii) of this subsection nor the private placement contemplated by clause (iii) of this subsection shall be effected, then such failure to effect a public resale or private placement of such Delivered Securities shall constitute an Event of Default with respect to which Issuer shall be the Defaulting Party.

(c) Make-whole. If Issuer makes the election described in clause (b)(i)(B) of paragraph (b) of this Section 8, then Dealer or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Dealer completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the Freely Tradeable Value (such amount of the Freely Tradeable Value, the “Required Proceeds”). If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Dealer shall return such remaining Shares or Share Termination Delivery Units to Issuer. If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Share Termination Delivery Units, as the case may be, (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c). This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).

(d) Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or shall be deemed to receive, any Shares in connection with this Transaction if, immediately upon giving effect to such receipt of such Shares, (i) Dealer’s Beneficial Ownership would be equal to or greater than 9.0% of the outstanding Shares, (ii) Dealer, or any “affiliate” or “associate” of Dealer, would be an “interested stockholder” of Issuer, as all such terms are defined in Section 203 of the Delaware General Corporation Law or (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations (except for any filings of Form 13F, Schedule 13D or Schedule 13G under the Exchange Act) or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received minus (y) 1% of the number of Shares outstanding on the date of determination (each of clause (i), (ii) and (iii) above, an “Ownership Limitation”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Dealer’s right to receive such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Issuer that such delivery would not result in any of such Ownership Limitations being breached. “Dealer’s Beneficial Ownership” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer, for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or of any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”), beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day and (B) the denominator of which is the number of Shares outstanding on such day (including, solely for such purpose, Shares that would be deemed outstanding pursuant to the last sentence of Rule 13d-3(d)(1)(i) as if such sentence were applicable to the calculation of clause (B) of the definition of Dealer’s Beneficial Ownership). Notwithstanding anything in the Agreement or this Confirmation to the contrary, Dealer (or the affiliate designated by Dealer pursuant to Section 8(l) below) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Dealer (or such affiliate) is not entitled to receive at any time pursuant to this Section 8(d), until such time as such Shares are delivered pursuant to this Section 8(d).

(e) Limitations on Settlement by Issuer. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of the Capped Number (as provided in Annex A to this Confirmation), subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Definitions resulting from actions of Issuer or events within Issuer’s control (the “Capped Number”). Issuer represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) Issuer additionally authorizes any unissued Shares that are not reserved for other transactions. At such time as there may be Deficit Shares, Issuer shall promptly notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

(f) Right to Extend. Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components), if Dealer determines, in its good faith and reasonable discretion, based on advice of counsel in the case of the immediately following clause (ii), that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or any other relevant market or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer; provided that, no such Exercise Date, Settlement Date or any other date of valuation or delivery may be postponed or extended more than 50 Exchange Business Days after the original Exercise Date, Settlement Date or other date of valuation or delivery, as the case may be.

(g) Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.

(h) Amendments to Equity Definitions. The following amendments shall be made to the Equity Definitions:

(i) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material”; and adding the phrase “or Warrants” at the end of the sentence;

(ii) Section 11.2(c) of the Equity Definitions is hereby amended by (A) deleting the words “diluting or concentrative” (in both instances) and replacing each instance with the word “material”, (B) adding the phrase “or Warrants” after the word “Shares” in the sixth line thereof and (C) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii) Section 11.2(e)(vii) of the Equity Definitions are hereby amended by deleting the words “that may have a diluting or concentrative” and replacing them with the words “that is the result of a corporate event involving Issuer or its securities that may have a material” and adding the phrase “or Warrants” at the end of the sentence;

(iv) [Reserved.];

(v) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (B) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi) Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

(i) Transfer and Assignment. Subject to applicable law, Dealer may transfer or assign all of its rights and obligations hereunder and under the Transaction and Agreement, in whole or in part, without the consent of Issuer to any affiliate of Dealer only if an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer or assignment. Issuer may not transfer or assign any of its rights or obligations under the Transaction or the Agreement without the prior written consent of Dealer. At any time at which any Ownership Limitation exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Ownership Limitation no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Ownership Limitation no longer exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Issuer shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction.

(j) Adjustments. For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party.

(k) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Issuer solely to the extent of any such performance.

(m) Additional Termination Events. The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Dealer may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:

(i) Dealer reasonably determines, based on advice of counsel, that it is advisable to terminate a portion of the Transaction so that Dealer’s related hedging activities will comply with applicable securities laws, rules or regulations or related policies and procedures of Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer);

(ii) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Issuer, Issuer’s employee benefit plans, Issuer’s subsidiaries and Issuer’s subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Shares representing more than 50% of the voting power of all shares of Issuer’s capital stock entitled to vote generally in elections of directors; or

(iii) the consummation of (A) any recapitalization, reclassification or change of Shares (other than changes resulting from a subdivision or combination) pursuant to which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of Issuer pursuant to which Shares will be converted into cash, securities or other property, other than a merger of Issuer solely for the purpose of changing Issuer’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Issuer and its subsidiaries, taken as a whole, to any person other than one of Issuer’s subsidiaries.

Notwithstanding the foregoing, a transaction set forth in clause (ii) or (iii) above will not constitute an Additional Termination Event if at least 90% of the consideration received or to be received by holders of the Shares, excluding cash payments for fractional Shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or ordinary shares that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so traded or quoted when issued or exchanged in connection with such transaction or transactions.

(n) No Netting and Set-off. Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(o) Early Unwind. In the event the sale by Issuer of the “Additional Securities” is not consummated with the Initial Purchasers pursuant to the Purchase Agreement for any reason by the close of business in New York on the Premium Payment Date (or such later date as agreed upon by the parties, which in no event shall be later than January 7, 2013) (the Premium Payment Date or such later date being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and the Transaction and all of the respective rights and obligations of Dealer and Issuer thereunder shall be cancelled and terminated. Following such termination and cancellation, each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of either party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that, unless such Early Unwind Date occurred as a result of a breach of the Purchase Agreement by the Initial Purchasers, Issuer shall purchase from Dealer on the Early Unwind Date all Shares purchased by Dealer or one or more of its affiliates in connection with the Transaction at the then prevailing market price. Dealer and Issuer represent and acknowledge to the other that, subject to the proviso included in this Section 8(o), upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(p) Repurchase Notices. Issuer shall, on or prior to any day on which Issuer effects any repurchase of Shares, give Dealer a written notice of such repurchase (a “Repurchase Notice”) if, following such repurchase, the Notice Percentage as determined on the date of such Repurchase Notice is (i) greater than 9.0% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day. In the event that Issuer fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(p) then Issuer agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Issuer shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Issuer will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Issuer) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Issuer. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Dealer.

(q) Share Deliveries. Issuer acknowledges and agrees that, to the extent the holder of these Warrants is not then an affiliate and has not been an affiliate for 90 days (it being understood that Dealer will not be considered an affiliate under this paragraph solely by reason of its receipt of Shares pursuant to the Transaction), and otherwise satisfies all holding period and other requirements of Rule 144 of the Securities Act applicable to it, any delivery of Shares or Share Termination Delivery Property hereunder at any time after 6 months from the Trade Date (or 1 year from the Trade Date if, at such time, informational requirements of Rule 144(c) are not satisfied with respect to Issuer) shall be eligible for resale under Rule 144 of the Securities Act and Issuer agrees to promptly remove, or cause the transfer agent for such Shares or Share Termination Delivery Property, to remove, any legends referring to any restrictions on resale under the Securities Act from the Shares or Share Termination Delivery Property. Issuer further agrees that any delivery of Shares or Share Termination Delivery Property prior to the date that is 6 months from the Trade Date (or 1 year from the Trade Date if, at such time, informational requirements of Rule 144(c) are not satisfied with respect to Issuer), may be transferred by and among Dealer and its affiliates and Issuer shall effect such transfer without any further action by Dealer. Notwithstanding anything to the contrary herein, Issuer agrees that any delivery of Shares or Share Termination Delivery Property shall be effected by book-entry transfer through the facilities of DTC, or any successor depositary, if at the time of delivery, such class of Shares or class of Share Termination Delivery Property is in book-entry form at DTC or such successor depositary. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date, the agreements of Issuer herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Issuer, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Share Termination Delivery Property.

(r) Payment by Dealer. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Dealer owes to Issuer an amount calculated under Section 6(e) of the Agreement, or (ii) Dealer owes to Issuer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.

(s) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (v) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), (w) any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (x) the enactment of WSTAA or any regulation under the WSTAA, (y) any requirement under WSTAA nor (z) an amendment made by WSTAA, shall limit or otherwise impair either party’s rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Loss of Stock Borrow, Increased Cost of Stock Borrow, an Ownership Limitation or Illegality (as defined in the Agreement)).

(t) Disclosure of Agency Relationship. Dealer has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives. You hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of Dealer. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.

(u) Waiver of Trial by Jury. EACH OF ISSUER AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(v) Governing Law; Jurisdiction. THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer ) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Yours faithfully,

RBC CAPITAL MARKETS, LLC, as agent for Royal Bank of Canada

By:	/s/ Dawn T. Laabs
Name: Dawn T. Laabs
Title: Director

Confirmed and Acknowledged as of the date first above written:

ENCORE CAPITAL GROUP, INC.

By:	/s/ J. Brandon Black
Name: J. Brandon Black
Title: President and Chief Executive Officer

Annex A

For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1.	1,267	26-Feb-18
2.	1,267	27-Feb-18
3.	1,267	28-Feb-18
4.	1,267	1-Mar-18
5.	1,267	2-Mar-18
6.	1,267	5-Mar-18
7.	1,267	6-Mar-18
8.	1,267	7-Mar-18
9.	1,267	8-Mar-18
10.	1,267	9-Mar-18
11.	1,267	12-Mar-18
12.	1,267	13-Mar-18
13.	1,267	14-Mar-18
14.	1,267	15-Mar-18
15.	1,267	16-Mar-18
16.	1,267	19-Mar-18
17.	1,267	20-Mar-18
18.	1,267	21-Mar-18
19.	1,267	22-Mar-18
20.	1,267	23-Mar-18
21.	1,267	26-Mar-18
22.	1,267	27-Mar-18
23.	1,267	28-Mar-18
24.	1,267	29-Mar-18
25.	1,267	2-Apr-18
26.	1,267	3-Apr-18
27.	1,267	4-Apr-18
28.	1,267	5-Apr-18
29.	1,267	6-Apr-18
30.	1,267	9-Apr-18
31.	1,267	10-Apr-18
32.	1,267	11-Apr-18
33.	1,267	12-Apr-18
34.	1,267	13-Apr-18
35.	1,267	16-Apr-18
36.	1,267	17-Apr-18
37.	1,267	18-Apr-18
38.	1,267	19-Apr-18
39.	1,267	20-Apr-18
40.	1,267	23-Apr-18
41.	1,267	24-Apr-18
42.	1,267	25-Apr-18
43.	1,267	26-Apr-18
44.	1,267	27-Apr-18
45.	1,267	30-Apr-18
46.	1,267	1-May-18
47.	1,267	2-May-18
48.	1,267	3-May-18
49.	1,267	4-May-18
50.	1,267	7-May-18
51.	1,267	8-May-18

52.	1,267	9-May-18
53.	1,267	10-May-18
54.	1,267	11-May-18
55.	1,267	14-May-18
56.	1,267	15-May-18
57.	1,267	16-May-18
58.	1,267	17-May-18
59.	1,267	18-May-18
60.	1,267	21-May-18
61.	1,267	22-May-18
62.	1,267	23-May-18
63.	1,267	24-May-18
64.	1,267	25-May-18
65.	1,267	29-May-18
66.	1,267	30-May-18
67.	1,267	31-May-18
68.	1,267	1-Jun-18
69.	1,267	4-Jun-18
70.	1,267	5-Jun-18
71.	1,267	6-Jun-18
72.	1,267	7-Jun-18
73.	1,267	8-Jun-18
74.	1,267	11-Jun-18
75.	1,267	12-Jun-18
76.	1,267	13-Jun-18
77.	1,267	14-Jun-18
78.	1,267	15-Jun-18
79.	1,267	18-Jun-18
80.	1,267	19-Jun-18
81.	1,267	20-Jun-18
82.	1,267	21-Jun-18
83.	1,267	22-Jun-18
84.	1,267	25-Jun-18
85.	1,267	26-Jun-18
86.	1,267	27-Jun-18
87.	1,267	28-Jun-18
88.	1,267	29-Jun-18
89.	1,267	2-Jul-18
90.	1,267	3-Jul-18
91.	1,267	5-Jul-18
92.	1,267	6-Jul-18
93.	1,267	9-Jul-18
94.	1,267	10-Jul-18
95.	1,267	11-Jul-18
96.	1,267	12-Jul-18
97.	1,267	13-Jul-18
98.	1,267	16-Jul-18
99.	1,267	17-Jul-18
100.	1,267	18-Jul-18
101.	1,267	19-Jul-18
102.	1,267	20-Jul-18
103.	1,267	23-Jul-18
104.	1,267	24-Jul-18
105.	1,267	25-Jul-18
106.	1,267	26-Jul-18
107.	1,267	27-Jul-18

2

108.	1,267	30-Jul-18
109.	1,267	31-Jul-18
110.	1,267	1-Aug-18
111.	1,267	2-Aug-18
112.	1,267	3-Aug-18
113.	1,267	6-Aug-18
114.	1,267	7-Aug-18
115.	1,267	8-Aug-18
116.	1,267	9-Aug-18
117.	1,267	10-Aug-18
118.	1,267	13-Aug-18
119.	1,267	14-Aug-18
120.	1,267	15-Aug-18
121.	1,267	16-Aug-18
122.	1,267	17-Aug-18
123.	1,267	20-Aug-18
124.	1,267	21-Aug-18
125.	1,267	22-Aug-18
126.	1,267	23-Aug-18
127.	1,267	24-Aug-18
128.	1,267	27-Aug-18
129.	1,267	28-Aug-18
130.	1,267	29-Aug-18
131.	1,267	30-Aug-18
132.	1,267	31-Aug-18
133.	1,267	4-Sep-18
134.	1,267	5-Sep-18
135.	1,267	6-Sep-18
136.	1,267	7-Sep-18
137.	1,267	10-Sep-18
138.	1,267	11-Sep-18
139.	1,267	12-Sep-18
140.	1,267	13-Sep-18
141.	1,267	14-Sep-18
142.	1,267	17-Sep-18
143.	1,267	18-Sep-18
144.	1,267	19-Sep-18
145.	1,267	20-Sep-18
146.	1,267	21-Sep-18
147.	1,267	24-Sep-18
148.	1,267	25-Sep-18
149.	1,267	26-Sep-18
150.	1,267	27-Sep-18

Strike Price:	USD 44.1875
Premium:	USD 703,400
Maximum Stock Loan Rate:	100 basis points
Initial Stock Loan Rate:	25 basis points
Capped Number:	380,198

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